EXHIBIT 11--STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

COMMERCIAL BANCSHARES, INCORPORATED


                                                Year Ended December 31
PRIMARY:                                         1997            1996
                                           ------------------------------
Average shares outstanding                     1,616,187       1,616,187

Net Income                                    $2,937,025      $4,781,011
                                           ------------------------------


Applicable to common stock                    $2,937,025      $4,781,011
                                           ==============================

Per Share Amount                              $     1.82      $     2.96


FULLY DILUTED:
Average shares outstanding                     1,616,187       1,616,187
                                           ------------------------------


TOTAL                                          1,616,187       1,616,187
                                           ==============================

Net Income                                    $2,937,025      $4,781,011
                                           ==============================

Per Share Amount                              $     1.82      $     2.96
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